                                                                 Exhibit (10)(c)



                       CONSENT OF BARRY G. SKOLNICK, ESQ.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through Merrill Lynch Life Variable Annuity Separate Account A of Merrill Lynch Life Insurance Company, File No. 333-118362.

                                        By: /S/ BARRY G. SKOLNICK
                                            ------------------------------------
                                            Barry G. Skolnick, Esq.
                                            Senior Vice President and General
                                            Counsel
February 14, 2007